                                                       EXHIBIT (15)(a)(10)(ii)


                                AMENDMENT NO. 1
                                       TO
              SECOND AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                         AIM INTERNATIONAL FUNDS, INC.
                          (CLASS A AND CLASS C SHARES)

         The Master Distribution Plan (the "Agreement"), dated effective September 10, 1994, as amended, by AIM International Funds, Inc., a Maryland corporation, with respect to the Class A and Class C Shares of each series of shares of common stock as set forth in the Agreement, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A
                                       TO
              SECOND AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                         AIM INTERNATIONAL FUNDS, INC.

                               (DISTRIBUTION FEE)

                                                         MINIMUM              MAXIMUM            MAXIMUM
                                                       ASSET-BASED            SERVICE           AGGREGATE
                   FUND                               SALES CHARGE               FEE           ANNUAL FEE
                   ----                               ------------       -----------------     ----------
          Class A Shares
          --------------
AIM Asian Growth Fund                                     0.10%                0.25%              0.35%

AIM European Development Fund                             0.10%                0.25%              0.35%

AIM International Equity Fund                             0.05%                0.25%              0.30%

AIM Global Aggressive Growth Fund                         0.25%                0.25%              0.50%

AIM Global Growth Fund                                    0.25%                0.25%              0.50%

AIM Global Income Fund                                    0.25%                0.25%              0.50%

          Class C Shares
          --------------
AIM Asian Growth Fund                                     0.75%                0.25%              1.00%

AIM European Development Fund                             0.75%                0.25%              1.00%

AIM International Equity Fund                             0.75%                0.25%              1.00%

AIM Global Aggressive Growth Fund                         0.75%                0.25%              1.00%

AIM Global Growth Fund                                    0.75%                0.25%              1.00%

AIM Global Income Fund                                    0.75%                0.25%             1.00%"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.



Dated:  November 1, 1997


                                       AIM INTERNATIONAL FUNDS, INC.




Attest: /s/ STEPHEN I. WINER           By: /s/ CAROL F. RELIHAN
       -------------------------          -----------------------------------
        Assistant Secretary                Carol F. Relihan
                                           Senior Vice President

(SEAL)